POWER OF ATTORNEY
I hereby constitute and appoint each
 of Brian Gavin and Peter Koffler,
signing singly, my true and lawful
attorney-in-fact:
(1) to execute for and on my behalf,
 in my capacity as a trustee, officer
or other reporting person of Blackstone
 Alternative Alpha Fund or
Blackstone Alternative Alpha Master Fund,
 each a Massachusetts
business trust, (each, a "Fund"), Forms 3,
 4 and 5 in accordance
with Section 16( a) of the Securities Exchange
 Act of 1934, as
amended, and the rules thereunder, and Section
 30(h) of the
Investment Company Act of 1940, as amended;
(2) to do and perform any and all acts for and
 on my behalf that may
be necessary or desirable to complete and
 execute any such Form
3, 4 or 5 to and timely file such Form with
 the United States
Securities and Exchange Commission (the "SEC");
(3) do and perform any and all acts for
 and on behalf of the
undersigned that may be necessary or
 desirable to file for Access
Codes to the SEC EDGAR System, including
 but not limited to the
completion, execution and timely delivery
 of a statement of
authentication to the Commission in order
 to obtain such EDGAR
Access Codes; and
(4) to take any other action of any type
 whatsoever in connection with
the foregoing which, in the opinion of
 such attorney-in-fact, may
be to my benefit, in my best interest,
or that I am legally required
to do, it being understood that the documents
 executed by such
attorney-in-fact on my behalf pursuant to
 this Power of Attorney
shall be in such form and shall contain such
 terms and conditions
as such attorney-in-fact may approve in such
 attorney-in-fact's
discretion.
I hereby grant to each such attorney-in-fact
 full power and authority to do and
perform any and every act and thing whatsoever
 requisite, necessary, or proper to
be done in the exercise of any of the rights
and powers herein granted, as fully to
all intents and purposes as I might or could
 do if personally present, with full
power of substitution, resubstitution or
revocation, hereby ratifying and
confirming all that such attorney-in-fact,
or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to
be done by virtue of this power of
attorney and the rights and powers herein
granted. I acknowledge that the
attorneys-in-fact, in serving in such capacity
 at my request, are not assuming, nor
is any Fund assuming, any of my responsibilities
 to comply with Section 16 of the
Securities Exchange Act of 1934, as amended,
and the rules thereunder, and
Section 30(h) of the Investment Company Act of
1940, as amended.
This Power of Attorney shall remain in full
force and effect until I am no longer
required to file Forms 3, 4 and 5 with respect
to my holdings of and transactions
in Fund securities, unless I earlier revoke it
in a signed writing delivered to the
attorneys-in-fact.
IN WITNESS WHEREOF, I have caused this Power of
Attorney to be
executed as of this 25th day of January, 2012.
/s/ Kristen Leopold
Signature
Kristen Leopold
Print Name